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                                                                     Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             LIFEMINDERS.COM, INC.


     LifeMinders.com, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     The name of the Corporation is LifeMinders.com, Inc. LifeMinders.com, Inc. was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 2, 1999.

     Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the original Certificate of Incorporation.

     The amendment of the Corporation's Certificate of Incorporation included herein was unanimously adopted and approved by all of the Corporation's directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and was adopted and approved by the Corporation's stockholders by written consent given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     The text of the Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:


     FIRST: The name of the corporation is LifeMinders.com, Inc. (the "Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the city of Wilmington in the county of New Castle. The name of the registered agent at such address is Corporation Service Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 29,665,240 shares, consisting of
(a) 20,000,000 shares of common stock, par value $.01 per share (the "Common

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Stock"), and (b) 9,665,240 shares of preferred stock, par value $.01 per share
(the "Preferred Stock"), of which (i) 1,000,000 shares are designated Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), (ii) 1,000,000 shares are designated Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), (iii) 2,620,373 shares are designated Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), (iv) 2,252,874 shares are designated Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") and (v) 2,791,993 shares are designated Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"). The aggregate par value of all authorized shares of all classes of the Corporation's capital stock is $296,652.40.

          The designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, with respect to the Preferred Stock and the Common Stock are as follows:

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A.   PREFERRED STOCK

1.  Dividends.
--  ---------

    (a) The holders of the Preferred Stock shall be entitled to receive, out of funds legally available for that purpose, dividends at the rate of 8% per annum on the Original Issuance Price of each share of Preferred Stock. Dividends on a share of Preferred Stock shall accrue daily on the basis of a year of 360 days comprised of twelve 30-day months and be cumulative from the Original Issuance Date of such share, and shall be payable (i) when and if declared, (ii) upon the conversion of such share into Common Stock (subject to the limited waiver set forth in Section 5(b)), (iii) upon a Liquidation or (iv) upon the redemption of such share, whichever shall be the first to occur. Dividends on a share of Preferred Stock shall be payable in cash, if payable at a time specified in clause (i), (iii) or (iv), or in cash or shares of Common Stock (pursuant to the terms of Section 5), if payable at a time specified in clause (ii).

     (b) The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall rank pari passu as to the payment of dividends in cash and all such payments shall be made pro rata among such series of Preferred Stock in proportion to the total dividends payable on each such series. After payment of all dividends owing to holders of Preferred Stock, such holders shall share ratably (on an as converted basis) in any dividends thereafter paid on the Common Stock.

     (c) In the event the Corporation shall fail to pay in full when due all accrued dividends on all shares of Preferred Stock, the Corporation shall not declare or pay or set apart for payment any dividend or other distribution upon shares of Common Stock (other than dividends payable solely in Common Stock), or any other capital stock of the Corporation ranking on a parity with or junior to any series of Preferred Stock as to dividends, or redeem, repurchase or otherwise acquire any such shares unless the Corporation has paid, or at the time pays, in full all accrued and unpaid dividends on all shares of Preferred Stock.

2.   Liquidation.
--   -----------

     (a) Upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Preferred Stock shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Preferred Stock held by them, an amount equal to the Liquidation Amount of such share before any distribution shall be made to the holders of the Common Stock or any other class of capital stock of the Corporation ranking junior to any series of Preferred Stock. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock the full Liquidation Amount to which they shall be entitled pursuant to this Section 2(a), the holders of Preferred Stock shall share in any distribution of assets in accordance with such full Liquidation Amount (pro rata in accordance with the total Liquidation Amount that each such holder would have received pursuant to this Section 2(a) had there been such sufficient assets).

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     (b) Upon a Liquidation, after the payment of the full Liquidation Amount to the holders of Preferred Stock pursuant to Section 2(a) above, the assets of the Corporation available for distribution to its stockholders which then remain (if any) shall be distributed to the holders of Common Stock, Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock ratably (on an as converted basis) until the holders of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have been paid an aggregate amount per each share of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock held by them (including, for such purpose, the full Liquidation Amount paid in respect of each such share) equal to 2.50, multiplied by the Original Issuance Price for such share of Preferred Stock. After the payment of the full Liquidation Amount to the holders of Preferred Stock pursuant to
Section 2(a) above and the payment of the aggregate amount described in the foregoing sentence to the holders of Series A Preferred Stock, Series C
Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, all the then-remaining assets of the Corporation available for distribution to its stockholders shall be distributed to the holders of the Common Stock pro rata
                                                                     --- ----
based on the number of shares of Common Stock then held by them.

3.   Redemption.
--   ----------

     (a) Each holder of a share of Preferred Stock shall have the right to require the Corporation to redeem such share upon the earlier of (1) the fifth anniversary of the earliest Original Issuance Date of the Series D Preferred Stock and (2) the occurrence of any Redemption Event. At least 20 days but not more than 60 days prior to each Redemption Event, the Corporation shall provide written notice of such Redemption Event (a "Mandatory Redemption Notice") to each holder of Preferred Stock and the date on which such Redemption Event is scheduled to occur. Each holder of Preferred Stock may elect to have its shares of Preferred Stock redeemed under this Section 3(a) by notifying the Corporation of such election no later than 30 days prior to the fifth anniversary of the earliest Original Issuance Date of the Series D Preferred Stock or, if applicable, fifteen (15) days after receipt of any Mandatory Redemption Notice. The Corporation shall effect such redemption on such fifth anniversary, if applicable, or otherwise immediately following the occurrence of the Redemption Event. The Corporation shall give the holders of Preferred Stock reasonable prior notice of any Liquidation, including the material terms and conditions thereof, in order to provide such holders with a reasonable opportunity to determine whether to elect to have any of their shares of Preferred Stock redeemed pursuant to this Section 3(a) (if available) or converted into shares of Common Stock pursuant to Section 5.

     (b) The price (the "Redemption Price") at which each share of Preferred Stock is to be redeemed by the Corporation pursuant to this Section 3 shall be equal to the Original Issuance Price of such share, plus all accrued but unpaid dividends thereon up to (but not including) the date of such redemption. On and after any date that the Corporation redeems shares of Preferred Stock pursuant to this Section 3, all rights in

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respect of the shares of Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation. The conversion of any shares of Preferred Stock into Common Stock shall have no effect on the Redemption Price payable in connection with the redemption of the shares of Preferred Stock not so converted.

     (c) If the assets of the Corporation available for the redemption of Preferred Stock shall be insufficient to permit the payment of the full price required to be paid under this Section 3 to all holders of Preferred Stock, then the holders of Preferred Stock being redeemed in accordance with this Section 3 shall share ratably in any such redemption based on the respective Redemption Prices to which such holders are entitled, and the Corporation shall issue to such holders, in the same proportion, promissory notes in the aggregate principal amount of such shortfall which shall accrue interest at a rate per annum equal to the prime rate announced from time to time by The Chase Manhattan Bank (or its successor) plus 2.0% per annum, provided that such rate is lawful. When additional assets of the Corporation are legally available for the payment of the debts and other liabilities of the Corporation at any time thereafter, such assets shall be used to redeem such notes in the full principal amount thereof, plus the interest accrued but unpaid thereon up to (but not including) the date on which such notes are redeemed.

     (d) The number of shares of Preferred Stock deemed to be held by the holders of the Preferred Stock and to be redeemed pursuant to the terms of this
Section 3 shall be increased on a one for one basis each time the number of shares of Common Stock into which such shares of Preferred Stock are convertible pursuant to the terms of Section 5 is increased in accordance with the provisions of such Section 5.

     (e) Any communication or notice relating to redemption given pursuant to this Section 3 shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Preferred Stock, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be. At any time on or after any date on which the Corporation redeems shares of Preferred Stock pursuant to this Section 3, the holders of record of such shares shall be entitled to receive the respective Redemption Prices for such shares upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed.

4.   Voting Rights.
--   -------------

     (a) In addition to the rights provided by law or in the Corporation's By-laws, each share of Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Preferred Stock is then convertible pursuant to Section 5 at the record date for the determination of stockholders entitled to vote or, if no record date is established, at the date such vote is taken. The holders of Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

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     (b) In addition to the other rights specified in this Section 4, the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock outstanding, voting together as a single class, shall at all times have the special right to elect two directors to the Board of Directors of the Corporation (the "Board") and any Board committees, the holders of a majority of the shares of Series C Preferred Stock outstanding, voting separately as one class, shall at all times have the special right to elect one director to the Board and any Board committees, the holders of a majority of the shares of Series D Preferred Stock outstanding, voting separately as one class, shall at all times have the special right to elect one director to the Board and any Board committees and the holders of at least eighty-five percent (85%) of the shares of Series E Preferred Stock outstanding, voting separately as one class, shall have the right to nominate one independent director to the Board and any Board committees. In any election of directors by the holders of the Series A Preferred Stock and Series B Preferred Stock, the holders of the Series C Preferred Stock or the holders of the Series D Preferred Stock or nomination by the holders of the Series E Preferred Stock pursuant to this Section 4(b), each such holder shall be entitled to such number of votes for each share of such series of Preferred Stock held as shall equal the number of shares of Common Stock into which such share of Preferred Stock is then convertible pursuant to Section 5. The special voting rights of the holders of the Series A Preferred Stock and Series B Preferred Stock, the holders of the Series C Preferred Stock, the holders of the Series D Preferred Stock and the holders of the Series E Preferred Stock which are contained in this Section 4(b) may be exercised either at a special meeting of such holders called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. Each director to be elected pursuant to this Section 4(b) shall serve for a term extending from the date of his election and qualification until his successor has been elected and qualified. If at any time any directorship to be elected by the holders of Series A Preferred Stock and Series B Preferred Stock or Series C Preferred Stock or Series D Preferred Stock, or nominated by the holders of Series E Preferred Stock, pursuant to this Section 4(b) has been vacant for a period of 10 days, the Secretary of the Corporation shall, upon the written request of any holder of the related one or more series of Preferred Stock, call a special meeting of the holders of such one or more series of Preferred Stock for the purpose of electing (or in the case of the holders of the Series E Preferred Stock, nominating) a director to fill such vacancy. Such meeting shall be held at the earliest practicable date, and at such place, as is specified in or determined in accordance with the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within 10 days after personal service of such written request on him or her, then any holder of such one or more series of Preferred Stock may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at such place as specified in such notice. Any holder of such one or more series of Preferred Stock so designated shall have access to the stock books of the Corporation relating to such series for the purpose of calling a meeting of the stockholders pursuant to these provisions. At any meeting held for the purpose of

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electing (or in the case of the holders of the Series E Preferred Stock, nominating) directors as provided in this Section 4(b), the presence, in person or by proxy, of the holders of record of shares representing at least a majority of the voting power of such one or more series of Preferred Stock then outstanding shall be required to constitute a quorum of such one or more series for such election. A vacancy in a directorship to be elected by the holders of the Series A Preferred Stock and the Series B Preferred Stock, the holders of the Series C Preferred Stock or the holders of the Series D Preferred Stock, or to be nominated by the holders of the Series E Preferred Stock, pursuant to this
Section 4(b) may be filled (or in the case of the directorship to be nominated by the holders of the Series E Preferred Stock, nominated to be filled) only either by (i) the vote of the holders of at least the requisite percentage of the voting power of the related one or more series of Preferred Stock then outstanding or (ii) written consent in lieu of a meeting of the holders of the related one or more series of Preferred Stock then outstanding. The Corporation shall take all actions necessary to effectuate the terms and provisions of this
Section 4(b).

     (c) The Corporation shall not, without the affirmative consent or approval of the holders of a majority of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding, voting together as a single class:

        (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is pari passu with or is senior to the Series A Preferred Stock or the Series B Preferred Stock or which in any manner otherwise adversely affects the holders of the Series A Preferred Stock or the Series B Preferred Stock;

        (ii) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series A Preferred Stock or Series B Preferred Stock (including, without limitation, an increase in the number of authorized shares of Series A Preferred Stock or Series B Preferred Stock);

        (iii) reclassify the shares of any class or series of capital stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, senior to or on a parity with the Series A Preferred Stock or Series B Preferred Stock, or (B) which in any manner otherwise adversely affects the rights of the holders of the Series A Preferred Stock or Series B Preferred Stock in their capacity as such;

        (iv) take any action to cause any amendment, alteration or repeal of any of the provisions of (A) this Restated Certificate of Incorporation or (B) the By-laws of the Corporation, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series A Preferred Stock or Series B Preferred Stock;

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        (v) approve or authorize any Liquidation or any recapitalization or reorganization of the Corporation or any subsidiary; or

        (vi) approve or authorize the payment of any dividend or other distribution upon shares of capital stock other than Preferred Stock (and other than the issuance of notes to the stockholders of the Corporation upon a redemption pursuant to the terms of Section 3), or redeem, repurchase or otherwise acquire any such shares.

     (d) The Corporation shall not, without the affirmative consent or approval of the holders of a majority of the shares of Series C Preferred Stock then outstanding:

        (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is pari passu with or is senior to the Series C Preferred Stock or which in any manner otherwise adversely affects the holders of the Series C Preferred Stock;

        (ii) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series C Preferred Stock (including, without limitation, an increase in the number of authorized shares of Series C Preferred Stock);

        (iii) reclassify the shares of any class or series of capital stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, senior to or on a parity with the Series C Preferred Stock, or (B) which in any manner otherwise adversely affects the rights of the holders of the Series C Preferred Stock in their capacity as such;

        (iv) take any action to cause any amendment, alteration or repeal of any of the provisions of (A) this Restated Certificate of Incorporation or (B) the By-laws of the Corporation, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series C Preferred Stock;

        (v) approve or authorize any Liquidation or any recapitalization or reorganization of the Corporation or any subsidiary; or

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        (vi) approve or authorize the payment of any dividend or other distribution upon shares of capital stock other than Preferred Stock (and other than the issuance of notes to the stockholders of the Corporation upon a redemption pursuant to the terms of Section 3), or redeem, repurchase or otherwise acquire any such shares.

     (e) The Corporation shall not, without the affirmative consent or approval of the holders of a majority of the shares of Series D Preferred Stock then outstanding:

        (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is pari passu with or is senior to the Series D Preferred Stock or which in any manner otherwise adversely affects the holders of the Series D Preferred Stock;

        (ii) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series D Preferred Stock (including, without limitation, an increase in the number of authorized shares of Series D Preferred Stock);

        (iii) reclassify the shares of any class or series of capital stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, senior to or on a parity with the Series D Preferred Stock, or (B) which in any manner otherwise adversely affects the rights of the holders of the Series D Preferred Stock in their capacity as such;

        (iv) take any action to cause any amendment, alteration or repeal of any of the provisions of (A) this Restated Certificate of Incorporation or (B) the By-laws of the Corporation, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series D Preferred Stock;

        (v) approve or authorize any Liquidation or any recapitalization or reorganization of the Corporation or any subsidiary; or

        (vi) approve or authorize the payment of any dividend or other distribution upon shares of capital stock other than Preferred Stock (and other than the issuance of notes to the stockholders of the Corporation upon a redemption pursuant to the terms of Section 3), or redeem, repurchase or otherwise acquire any such shares.

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     (f) The Corporation shall not, without the affirmative consent or approval of the holders of a majority of the shares of Series E Preferred Stock then outstanding:

        (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is pari passu with or is senior to the Series E Preferred Stock or which in any manner otherwise adversely affects the holders of the Series E Preferred Stock;

        (ii) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series E Preferred Stock (including, without limitation, an increase in the number of authorized shares of Series E Preferred Stock);

        (iii) reclassify the shares of any class or series of capital stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, senior to or on a parity with the Series E Preferred Stock, or (B) which in any manner otherwise adversely affects the rights of the holders of the Series E Preferred Stock in their capacity as such;

        (iv) take any action to cause any amendment, alteration or repeal of any of the provisions of (A) this Restated Certificate of Incorporation or (B) the By-laws of the Corporation, if such amendment, alteration or repeal would have an adverse effect on the rights of the holders of the Series E Preferred Stock;

        (v) approve or authorize any Liquidation or any recapitalization or reorganization of the Corporation or any subsidiary; or

        (vi) approve or authorize the payment of any dividend or other distribution upon shares of capital stock other than Preferred Stock (and other than the issuance of notes to the stockholders of the Corporation upon a redemption pursuant to the terms of Section 3), or redeem, repurchase or otherwise acquire any such shares.

5.  Conversion.
--  ----------

    (a) Upon the terms set forth in this Section 5, each holder of shares of each series of Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert any such share into the number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Original Issuance Price of such share of such series of Preferred Stock by (B) the applicable Conversion Price

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(as defined below), as last adjusted and then in effect, by surrender of the certificate representing such share to be converted. The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Preferred Stock (the "Conversion Price") shall initially be equal to the Original Issuance Price of such share of Preferred Stock, and shall be subject to adjustment from time to time as set forth in Section 5(e) below. The holder of any shares of Preferred Stock may exercise the conversion right pursuant to this Section 5(a) as to one or more shares thereof by delivering to the Corporation the certificate for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by a written notice stating that the holder elects to convert such shares, and the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made or upon the consummation of a Qualified Public Offering as provided below, if applicable (the "Conversion Date").

     (b) Subject to the terms and conditions set forth in this Section 5, upon the earlier of (i) the consummation of a Qualified Public Offering or (ii) the request in writing of the holders of a majority of the Series A Preferred Stock and the Series B Preferred Stock voting together as a separate class, the holders of a majority of the Series C Preferred Stock voting as a separate class, the holders of a majority of the Series D Preferred Stock voting as a separate class, and the holders of a majority of the Series E Preferred Stock voting as a separate class, each share of Preferred Stock shall automatically be converted to that number of fully paid and nonassessable shares of Common Stock equal to the quotient obtained by dividing (A) the Original Issuance Price for the share being converted by (B) the applicable Conversion Price, as last adjusted and then in effect. Upon any conversion of shares of Preferred Stock pursuant to this Section 5 (other than upon the consummation, or otherwise due to and in contemplation of the immediately impending consummation, of a Qualified Public Offering), all accrued but unpaid dividends on such shares up to (but not including) the date of such conversion shall be paid to the holder in cash and/or shares of Common Stock, at the election of the Board, and, upon such payment in full, any and all accrued but unpaid dividends on such shares shall cease to exist and the holder shall have no further right thereto. The number of shares of Common Stock issuable to such holder in respect of the foregoing election by the Board shall be based on the fair market value of such shares at the time of conversion as determined by the Board in good faith. Upon the conversion of any shares of Preferred Stock pursuant to this Section 5 upon the consummation, or otherwise due to and in contemplation of the immediately impending consummation, of a Qualified Public Offering, any and all accrued but unpaid dividends on such shares shall cease to exist and the holders of such shares shall have no rights thereto.

     (c) As promptly as practicable after the conversion of any shares of Preferred Stock into Common Stock under Section 5(a) or 5(b) above, or upon the written order of such holder, the Corporation shall issue and deliver to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, a cash amount in respect of any accrued but unpaid dividends on the converted shares payable as provided in Section 5(b) above and a cash amount in respect of any fractional interest in a share of Common Stock as provided in Section 5(d) below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date, and the rights of the holder of the shares of Preferred Stock so converted shall cease on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Preferred Stock representing the unconverted portion of the certificate so surrendered.

     (d) Upon conversion, the Corporation (unless otherwise requested by the holders of at least a majority of the then outstanding Preferred Stock then subject to conversion) will issue fractional shares of its Common Stock, as applicable, and shall not distribute cash in lieu of such fractional shares. The number of full shares of Common Stock issuable upon conversion of any Preferred Stock shall be computed on the basis of the aggregate number of shares of Preferred Stock to be converted. If fractional shares of Common Stock that would otherwise be issuable upon conversion of any such shares of Preferred Stock are not issued, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the price of one share of Common Stock as determined in good faith by the Board and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

     (e) Subject to the terms and conditions of Section 5(f) below, the Conversion Price applicable to a series of Preferred Stock shall be subject to adjustment from time to time as follows:

        (i) If the Corporation shall, at any time or from time to time after the Original Issuance Date of such series of Preferred Stock, issue any shares of Common Stock (or be deemed to have issued shares of Common Stock as provided herein), other than Excluded Stock, without consideration or for a consideration per share less than the Conversion Price for such series of Preferred Stock, in effect immediately prior to the issuance of such Common Stock, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the quotient obtained by dividing:

           (1) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding on a fully diluted basis immediately prior to such issuance, multiplied by the Conversion Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

           (2) the total number of shares of Common Stock outstanding on a fully diluted basis immediately after the issuance of such Common Stock.

        (ii) For the purposes of any adjustment of the Conversion Price applicable to a series of Preferred Stock pursuant to clause (i) above, the following provisions shall be applicable:

           (1) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

           (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board, irrespective of any accounting treatment.

           (3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (except for options to acquire Excluded Stock):

                (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 5(e)(ii)(1) and 5(e)(ii)(2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 5(e)(ii)(1) and 5(e)(ii)(2) above);

                (C) on any change in the number of shares or exercise price of
             Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

                (D) on the expiration of any such options or rights, the
             termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities, or upon the exercise of the options or rights related to such securities and subsequent conversion or exchange thereof; and

                (E) No further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

        (iii) If, at any time after the Original Issuance Date of such series of Preferred Stock, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of the applicable series of Preferred Stock shall be increased in proportion to such increase in outstanding shares.

        (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the applicable series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

        (v) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of the applicable series of Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of the applicable series of Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

        (vi) No adjustment in the Conversion Price of any series of Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least .1% in such Conversion Price; provided, that any adjustments not required to be made by virtue of this sentence shall be carried forward and taken into account in any subsequent adjustment. All calculations under Sections 5(e)(i) through 5(e)(v) above shall be made to the nearest one hundredth (1/100) of a cent or the nearest one tenth (1/10) of a share, as the case may be.

        (vii) In any case in which the provisions of this Section 5(e) shall require that an adjustment shall become effective following a record date of an event, the Corporation may defer until the occurrence of such event
     (A) issuing to the holder of any share of the applicable series of Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (B) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 5(d) above; provided,
                                                                       --------
     however, that the Corporation shall deliver to such holder an appropriate
     -------
     instrument evidencing such holder's right to receive such additional shares and such cash.

        (viii) Whenever the Conversion Price applicable to a series of Preferred Stock shall be adjusted as provided in Section 5(e), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Preferred Stock affected by the adjustment at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of Section 5(e)(ix) below.

        (ix) If the Corporation shall propose to take any action of the types described in clauses (iii), (iv) or (v) of this Section 5(e), the Corporation shall give notice to each holder of shares of the applicable series of Preferred Stock, in the manner set forth in Section 5(e)(vii) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of such series of Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 20 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

        (x) The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of the Preferred Stock.

        (xi) Without duplication of any other adjustment provided for in this
     Section 5, at any time the Corporation makes or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, provision shall be made so that each holder of Preferred Stock shall receive upon conversion thereof, in addition to the shares of Common Stock receivable thereupon, the number of securities of the Corporation which it would have received had its shares of Preferred Stock been converted into shares of Common Stock on the date of such event and had such holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it pursuant to this paragraph during such period, subject to the sum of all other adjustments called for during such period under this
     Section 5 with respect to the rights of such holder of Preferred Stock.

     (f) The Conversion Price applicable to a series of Preferred Stock shall be subject to further adjustment as follows:

        (i) If at any time the Corporation determines (or is notified by any holders of Preferred Stock) that the number of shares of Common Stock into which the Series A Preferred Stock was convertible on the date hereof pursuant to this Section 5 represented less than 6.70% (the "Series A Target Percentage") of the number of shares of Common Stock outstanding on the date hereof (assuming the issuance of all shares or options reserved for issuance under any employee, officer or director equity compensation plan of the Corporation in effect on the date hereof and the exercise, conversion or exchange on the date hereof of all options, warrants, preferred stock and any other securities of the Corporation exercisable, convertible or exchangeable for or into Common Stock), the Corporation shall recalculate the then-applicable Conversion Price for such series (which may be reduced but shall not be increased), by (x) determining the initial Conversion Price for such series that would have resulted in the Series A Target Percentage, as measured on the date hereof, being met and (y) then adjusting such initial Conversion Price for each issuance or deemed issuance of shares of Common Stock after the date hereof in accordance with the terms and conditions of
     Section 5(e).

        (ii) If at any time the Corporation determines (or is notified by any holders of Preferred Stock) that the number of shares of Common Stock into which the Series B Preferred Stock was convertible on the date hereof pursuant to this Section 5 represented less than 6.70% (the "Series B Target Percentage") of the number of shares of Common Stock outstanding on the date hereof (assuming the issuance of all shares or options reserved for issuance under any employee, officer or director equity compensation plan of the Corporation in effect on the date hereof and the exercise, conversion or exchange on the date hereof of all options, warrants, preferred stock and any other securities of the Corporation exercisable, convertible or exchangeable for or into Common Stock), the Corporation shall recalculate the then-applicable Conversion Price for such series (which may be reduced but shall not be increased), by (x) determining the initial Conversion Price for such series that would have resulted in the Series B Target Percentage, as measured on the date hereof, being met and
     (y) then adjusting such initial Conversion Price for each issuance or deemed issuance of shares of Common Stock after the date hereof in accordance with the terms and conditions of Section 5(e).

        (iii) If at any time the Corporation determines (or is notified by any holders of Preferred Stock) that the number of shares of Common Stock into which the Series C Preferred Stock was convertible on the date hereof pursuant to this Section 5 represented less than 17.56% (the "Series C Target Percentage") of the number of shares of Common Stock outstanding on the date hereof (assuming the issuance of all shares or options reserved for issuance under any employee, officer or director equity compensation plan of the Corporation in effect on the date hereof and the exercise, conversion or exchange on the date hereof of all options, warrants, preferred stock and any other securities of the Corporation exercisable, convertible or exchangeable for or into Common Stock), the Corporation shall recalculate the then-applicable Conversion Price for such series (which may be reduced but shall not be increased), by (x) determining the initial Conversion Price for such series that would have resulted in the Series C Target Percentage, as measured on the date hereof, being met and
     (y) then adjusting such initial Conversion Price for each issuance or deemed issuance of shares of Common Stock after the date hereof in accordance with the terms and conditions of Section 5(e).

        (iv) If at any time the Corporation determines (or is notified by any holders of Preferred Stock) that the number of shares of Common Stock into which the Series D Preferred Stock was convertible on the date hereof pursuant to this Section 5 represented less than 15.10% (the "Series D Target Percentage") of the number of shares of Common Stock outstanding on the date hereof (assuming the issuance of all shares or options reserved for issuance under any employee, officer or director equity compensation plan of the Corporation in effect on the date hereof and the exercise, conversion or exchange on the date hereof of all options, warrants, preferred stock and any other securities of the Corporation exercisable, convertible or exchangeable for or into Common Stock), the Corporation shall recalculate the then-applicable Conversion Price for such series (which may be reduced but shall not be increased), by (x) determining the initial Conversion Price for such series that would have resulted in the Series D Target Percentage, as measured on the date hereof, being met and
     (y) then adjusting such initial Conversion Price for each issuance or deemed issuance of shares of Common Stock after the date hereof in accordance with the terms and conditions of Section 5(e).

        (v) If at any time the Corporation determines (or is notified by any holders of Preferred Stock) that the number of shares of Common Stock into which the Series E Preferred Stock was convertible on the date hereof pursuant to this Section 5 represented less than 18.71% (the "Series E Target Percentage") of the number of shares of Common Stock outstanding on the date hereof (assuming the issuance of all shares or options reserved for issuance under any employee, officer or director equity compensation plan of the Corporation in effect on the date hereof and the exercise, conversion or exchange on the date hereof of all options, warrants, preferred stock and any other securities of the Corporation exercisable, convertible or exchangeable for or into Common Stock), the Corporation shall recalculate the then-applicable Conversion Price for such series (which may be reduced but shall not be increased), by (x) determining the initial Conversion Price for such series that would have resulted in the Series E Target Percentage, as measured on the date hereof, being met and
     (y) then adjusting such initial Conversion Price for each issuance or deemed issuance of shares of Common Stock after the date hereof in accordance with the terms and conditions of Section 5(e).

     (g) The Corporation will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of each series of Preferred Stock against impairment.

     (h) The computations of all amounts under Sections 5(e) or 5(f) shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to such Sections have previously been made so as to maintain the relative economic interest of each series of Preferred Stock relative to all other securities issued by the Corporation.

     (i) The Corporation shall take, or cause to be taken, such steps as shall be necessary to keep the par value of each share of Common Stock less than or equal to the Conversion Price of each share of Preferred Stock at all times.

6.   Reissuance of Preferred Stock.
--   -----------------------------

          During the period that any share of any series of Preferred Stock authorized as of the date hereof is outstanding, no such share of Preferred Stock acquired by the Corporation by reason of redemption, repurchase, conversion or otherwise shall be reissued, and all such shares so acquired shall hold the status of undesignated shares of Preferred Stock. Notwithstanding the foregoing sentence, upon the consummation of a Qualified Public Offering, the Board of Directors shall be authorized to reissue any share of Preferred Stock acquired by reason of redemption, repurchase, conversion or otherwise (the "Reissued Preferred Stock"). The Board of Directors shall be authorized, subject to limitations prescribed by law and within the limitations and restrictions stated in this Restated Certificate of Incorporation, to provide for the issuance of the shares of Reissued Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

        (1) The number of shares constituting that series and the distinctive designation of that series;

        (2) The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

        (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

        (4) Whether that series shall have conversion obligations or privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

        (5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

        (6) Whether that series shall have a sinking fund for the redemption or purchases of shares of that series, and, if so, the terms and amount of such sinking fund;

        (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

        (8) Any other relative rights, preferences and limitations of that series.

7.  Definitions.
--  -----------

          As used herein, the following terms shall have the following meanings:

        (a) "Annual Budget" has the meaning assigned to such term in the Series E Purchase Agreement.

        (b) "Approved Business Sponsor" means a Business Sponsor to whom shares of Common Stock are issued (or to whom shares of Common Stock are deemed to be issued within the meaning of Section 5(e)) upon the approval of the Board, and, at the time of the issuance (or deemed issuance) of such shares, such Business Sponsor is specifically named in, or falls within a particular category of Business Sponsors identified as a source of actual or projected revenue for the Corporation in, the Business Plan and/or the Annual Budget then in effect.

        (c) "Board" shall mean the Board of Directors of the Corporation.

        (d) "Business Plan" has the meaning assigned to such term in the Stockholders' Agreement.

        (e) "Business Sponsor" has the meaning assigned to such term in the Stockholders' Agreement.

        (f) "Excluded Stock" means (i) shares of Common Stock or options or warrants to purchase shares of Common Stock which may after the date hereof be, or which may prior to the date hereof have been, issued to employees, officers and directors of, or consultants, lessors of property or lenders to, or as consideration for the acquisition of the assets or capital stock of another business concern by, or to an Approved Business Sponsor of, the Corporation or any of its subsidiaries, in each case upon the approval of the Board, or pursuant to a commitment made by the Corporation prior to the date hereof, reasonably documented in writing, and in no event exceeding an aggregate of 2,276,556 shares, (ii) shares of Common Stock or other securities issued by the Corporation after the date hereof upon the conversion of any Preferred Stock or the exercise, conversion or exchange of any options, warrants or other rights to acquire capital stock of the Corporation, which such options, warrants or other rights were outstanding on the date hereof or the issuance of which after the date hereof made the then-applicable Conversion Price for each share of Preferred Stock then outstanding subject to adjustment pursuant to Section 5(e)(i), and (iii) any securities issued by the Corporation after the date hereof to give effect to any stock dividend or distribution, stock split, reverse stock split or combination or other similar pro rata recapitalization event affecting any class or series of the Corporation's capital stock. The Excluded Stock shall include any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such shares, options, warrants or other securities, as the case may be.

        (g) "Liquidation" means (i) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (ii) the sale of all or substantially all of the assets of the Corporation and its subsidiaries, on a consolidated basis, to any person or an entity which is not a wholly owned subsidiary of the Corporation, or (iii) the merger or consolidation of the Corporation with or into another entity under circumstances in which the holders of a majority in voting power of the outstanding voting power of the outstanding capital stock of the Corporation, immediately prior to such merger or consolidation, own less than a majority in voting power of the outstanding capital stock of the surviving or resulting corporation, immediately following such merger or consolidation. For the purpose of this definition, a sale (or multiple related sales) of one or more subsidiaries of the Corporation (whether by way of merger, consolidation or sale of all or substantially all assets) to a person or entity (other than the Corporation or a wholly owned subsidiary thereof) which constitutes all or substantially all of the consolidated assets of the Corporation and its subsidiaries shall be deemed a Liquidation.

        (h) "Liquidation Amount" means, with respect to any share of any series of Preferred Stock, the Original Issuance Price of such share of Preferred Stock, plus all accrued but unpaid dividends thereon up to (but not including) the date of Liquidation.

        (i) "Original Issuance Date" means, with respect to any share of any series of Preferred Stock, the date on which such share was originally issued.

        (j) "Original Issuance Price" means, (i) in the case of a share of Series A Preferred Stock, $1.00, (ii) in the case of a share of Series B Preferred Stock, $1.00, (iii) in the case of a share of Series C Preferred Stock, $1.5265, (iv) in the case of a share of Series D Preferred Stock, $4.7051 and (v) in the case of a share of Series E Preferred Stock, $8.0868. The Original Issuance Price with respect to any share of any series of Preferred Stock shall be adjusted to reflect any stock dividend, stock split, reverse stock split or combination or other pro rata recapitalization event affecting any such series of Preferred Stock.

        (k) "Qualified Public Offering" shall mean a firm commitment, underwritten public offering of shares of Common Stock (other than an offering in connection with an acquisition or employee benefit plan) pursuant to an effective registration statement under the Securities Act of 1933, as amended, that results in proceeds to the Corporation (net of any and all underwriters' discounts, commissions and expenses and registration expenses) of at least $25,000,000 at an offering price per share of Common Stock that is equal to or greater than 2.12 times the Original Issuance Price for the Series E Preferred Stock (subject to adjustment upon any of the events described in Sections 5(e)(iii), 5(e)(iv) or 5(e)(v)).

        (l) "Redemption Event" shall mean (i) a Liquidation or (ii) any material breach by the Corporation of any material term of this Restated Certificate of Incorporation, as amended from time to time (provided any such material breach is incurable or otherwise remains outstanding and uncured for a period of 30 days from the date of notice thereof to the Corporation).

        (m) "Series E Purchase Agreement" shall mean that certain Securities Purchase Agreement dated as of the date hereof, among the Corporation and the purchasers of the Series E Preferred Stock, as the same may be amended, supplemented or modified from time to time.

        (n) "Stockholders' Agreement" shall mean that certain Second Amended and Restated Stockholders' Agreement dated as of the date hereof among the Corporation and the stockholders of the Corporation, as the same may be amended, supplemented or modified from time to time.

B.   COMMON STOCK

   (a) Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote.

   (b) Subject to the limitation that all preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject to those that may be fixed with respect to any shares of Preferred Stock, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board out of the assets of the Corporation legally available therefor and (ii) in the event of any distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of shares of Preferred Stock of the specific amounts which they are respectively entitled to receive upon such Liquidation.

   (c) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

   FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board. The authorized number of directors of the Corporation is seven (7).

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

     SIXTH: The name and mailing address of the incorporator are Jagpreet Singh, c/o Venable, Baetjer, Howard & Civiletti, LLP, 1201 New York Ave., Suite 1000, Washington, DC 20005. The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation.

   SEVENTH: Notwithstanding vacancies, if any, to be filled by the stockholders, the names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify, are as follows:

                             Stephen R. Chapin, Jr.
                               5125 Sheppard Lane
                            Ellicott City, MD 21042

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

                              Douglas A. Lindgren
                              114 West 47th Street
                               New York, NY 10036

                              E. Rogers Novak, Jr.
                            1897 Preston White Drive
                                Reston, VA 20191

                                 Gene Riechers
                      1001 19th Street, North, 10th Floor
                              Arlington, VA 22209

                                Philip D. Black
                       101 California Street, 45th Floor
                            San Francisco, CA 94111

   EIGHTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C of this Article EIGHTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter and "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only

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

    upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article EIGHTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article EIGHTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, Bylaws, agreement, or vote of stockholders or disinterested directors.

E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or its subsidiary or affiliate, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article EIGHTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.


     NINTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     TENTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

     ELEVENTH: Elections of Directors need not be by written ballot unless the bylaws of the Corporation so provide.

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

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by Stephen R. Chapin, Jr., the Corporation's duly authorized officer, this 22nd day of September, 1999.

                                        LIFEMINDERS.COM, INC.


                                        By:  /s/ Stephen R. Chapin, Jr.
                                             --------------------------
                                             Stephen R. Chapin, Jr.,
                                             President and Chief Executive
                                               Officer

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